UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CUTTER & BUCK INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

701 North 34th Street, Suite 400
Seattle, WA 98103

September 11, 2006

Dear Shareholders:

On behalf of the Board of Directors and management, I am pleased to invite you to attend Cutter & Buck Inc.’s 2006 Annual Meeting of Shareholders. The meeting will be at 9:00 a.m. (local time) on Thursday, October 19, 2006 at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington.

At the meeting, you will elect eight directors to the Cutter & Buck Inc. Board of Directors, approve the 2006 Equity Incentive Plan and ratify the appointment of the Company’s independent auditors for fiscal year 2007. You will also have the opportunity to hear a report on the progress of your company and to ask questions of interest to you as a shareholder.

I encourage you to attend the meeting and vote. We look forward to seeing you in Seattle.

Sincerely,

Douglas G. Southern Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, October 19, 2006 at 9:00 a.m.

To the Shareholders of Cutter & Buck Inc.:

The annual meeting of shareholders of Cutter & Buck Inc. will be held at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington, on Thursday, October 19, 2006 at 9:00 a.m.* The meeting will be held for the following purposes:

1.                To elect eight directors, to serve until the 2007 annual meeting of shareholders;

2.                To approve the Cutter & Buck Inc. 2006 Equity Incentive Plan (the “Plan”);

3.                To ratify the appointment of Ernst & Young LLP as Cutter & Buck’s independent auditors for fiscal 2007; and

4.                To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for the annual meeting is September 11, 2006. Only shareholders of record at the close of business on that date may vote at the meeting.

Please read these materials so that you will know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you cannot attend the meeting. Instructions on how to vote your shares by telephone or via the internet are on the proxy card enclosed with this proxy statement. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

By Order of the Board of Directors,

Michael Gats Secretary

Cutter & Buck Inc.
701 North 34th Street, Suite 400
Seattle, Washington 98103
September 11, 2006

                 * For Shareholders attending the meeting in person: Due to extensive road and bridge repairs near the Company’s headquarters in Fremont, Seattle,  you may experience traffic delays as you approach the Conference Center.

IMPORTANT:   Please call the toll-free telephone number, or use the internet as described on the enclosed proxy; or fill in, date, sign and return the enclosed proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your proxy.

CUTTER & BUCK INC.
PROXY STATEMENT

The board of directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, October 19, 2006 at 9:00 a.m. at our corporate headquarters located at 701 North 34th Street, Conference Center, First Floor, Seattle, Washington. This proxy statement and the enclosed proxy form are being mailed to shareholders beginning September 13, 2006.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon matters outlined in the notice of meeting, including the election of eight directors, the approval of the Plan, and the ratification of the selection of our independent auditors. Also, management will report on our recent performance and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Shareholders of record of common stock at the close of business on September 11, 2006 may vote at the meeting.

On September 11, 2006, a total of 10,572,578 shares of common stock were outstanding and eligible to vote.

Shareholders are entitled to one vote for each share of common stock held. In the election of directors, cumulative voting is not permitted.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Mellon Investor Services LLC, our transfer agent, you are considered the shareholder of record of those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting:

•       by mailing in the enclosed proxy card;

•       over the telephone by calling a toll-free number; or

•       electronically, using the internet.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using your proxy form and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a legal proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for the nominees or your vote may be withheld with respect to the nominees. The proposal related to the election of directors is described in this proxy statement beginning at page 5.

For the proposals related to the approval of the Plan and approval of our independent auditors for fiscal 2007, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at page 15.

What are the recommendations of the board of directors?

The board of directors recommends a vote FOR the nominees for director (Proposal 1), FOR approval of the Plan (Proposal 2) and FOR ratifying the selection of Ernst & Young LLP as our independent auditors for fiscal 2007 (Proposal 3).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the internet) how you want to vote your shares, we will vote them FOR the nominees for director (Proposal 1), FOR approval of the Plan (Proposal 2) and FOR ratifying the selection of Ernst & Young LLP as our independent auditors for fiscal 2007 (Proposal 3).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•       by submitting written notice of revocation to our Secretary, Michael Gats;

•       by submitting another proxy by telephone, via the internet, or by mail with a later date and, if by mail, that is properly signed; or

•       by voting in person at the meeting.

What vote is required for a proposal to be approved?

Under Washington law and our restated articles of incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the eight nominees elected will be the eight individuals receiving the greatest numbers of votes cast by the shares present in person or represented by proxy and entitled to vote. Our Articles of Incorporation do not permit cumulative voting for the election of directors. Any action other than a vote for a nominee will have the effect of voting against that nominee. The Plan will be approved and the board of director’s approval of independent auditors will be ratified if the votes cast in favor of each proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

Who will pay the costs of soliciting votes for the annual meeting of shareholders?

We will bear the entire cost of this proxy solicitation, including preparation, proxy solicitation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional materials furnished to shareholders by us.

Are there any other matters to be acted upon at the meeting?

Other than as described in the Notice of Annual Meeting of Shareholders, we have not received any shareholder proposals. Under our bylaws, no other business besides that stated in the meeting notice may be transacted at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2006, information with respect to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our director nominees, (iii) the executive officers who are listed in the compensation tables beginning on page 26 (the “Named Executive Officers”), and (iv) all our directors and officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

Name and Address	Shares Beneficially Owned	Percentage of Class
Pirate Capital LLC(1)	1,437,317	13.15%
Royce & Associates LLC(2)	1,295,749	11.9%
Wells Capital Management, Inc.(3)	1,303,275	11.9%
T. Rowe Price Associates, Inc.(4)	1,086,500	9.9%
Dimensional Fund Advisors Inc.(5)	832,111	7.6%
Whitney R. Tilson(6)	159,756	1.5%
Jon P. Runkel(7)	98,376	*
Larry C. Mounger(8)	97,672	*
James C. Towne(9)	66,576	*
Ernest R. Johnson(10)	64,107	*
Michael Gats(11)	44,363	*
Douglas G. Southern(12)	34,712	*
Henry L. (Skip) Kotkins, Jr.(13)	33,712	*
Brian C. Thompson(14)	6,781	*
John T. Wyatt	6,667	*
Julie Snow	5,580	*
David A. Lorber(15)	0	*
Thomas F. O’Riordan	0	*
William B. Swint	0	*
All directors and executive officers as a group (17 persons)(16)	648,707	5.9%

                 * Less than one percent

       (1) Based on a Form 4 filing by Pirate Capital LLC (“Pirate”) indicating beneficial ownership with respect to the referenced shares of Common Stock. Pirate is a limited liability company, organized under the laws of Delaware, whose principal executive office is 200 Connecticut Avenue, 4th Floor, Norwalk, CT 06854. As the managing member of Pirate Capital LLC, Thomas R. Hudson, Jr. shares voting power and dispositive power with respect to all shares of Common Stock beneficially owned by Pirate Capital LLC.

       (2) Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Royce & Associates, LLC has sole voting and dispositive power for all of those shares. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, Ninth Floor, New York, NY 10019.

       (3) Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Wells Capital Management, Inc. has sole voting and dispositive power for all of those shares. The address of Wells Capital Management, Inc. is 525 Market Street, San Francisco, CA 94105.

       (4) The shares are owned by various institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser, with power to direct investments. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

       (5) Based on an amended schedule 13G filed pursuant to the Exchange Act, which indicates that Dimensional Fund Advisors Inc. has sole voting and dispositive power for all of those shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

       (6) Includes 135,091 shares held by the T2 Accredited Fund, LP and 17,341 shares held by the Tilson Offshore Fund, Ltd. Mr. Tilson is the founder and Managing Partner of T2 Partners Management LP, which manages the T2 Accredited Fund, LP, and Tilson Offshore Partners, LLC, which manages the Tilson Offshore Fund, Ltd. Includes 7,324 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

       (7) Includes 85,986 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

       (8) Includes 60,336 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

       (9) Includes 56,476 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006

(10) Includes 52,107 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

(11) Includes 37,289 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

(12) Includes 23,712 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

(13) 10,000 shares are held by Skyway Luggage Company (“Skyway”). Mr. Kotkins beneficially owns 100% of Skyway and in such capacity has sole voting and investment power over the shares held by Skyway. Includes 23,712 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

(14) Includes 557 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

(15) Mr. Lorber is a Director and Senior Investment Analyst at Pirate Capital LLC. Mr. Lorber disclaims beneficial ownership of the shares of Pirate Capital LLC reported in the table above.

(16) Includes 359,761 shares issuable upon exercise of options exercisable within 60 days of August 31, 2006.

ELECTION OF DIRECTORS
(Proposal 1 on the Proxy Card)

Eight directors will be elected at this year’s annual meeting. Based on the recommendation of the Corporate Governance, Nominating and Succession Committee consisting solely of independent directors, the board of directors has nominated Ernest R. Johnson, Henry L. (Skip) Kotkins, Jr., David A. Lorber, Larry C. Mounger, Thomas O’Riordan, Douglas G. Southern, Whitney R. Tilson and James C. Towne as directors. If elected, the nominees will serve one-year terms until the 2007 annual meeting of shareholders.

We will vote your shares as you specify on your proxy. If you do not specify how you want your shares voted on your proxy, we will vote them for the election of the nominee. If unforeseen circumstances (such as death or disability) make it necessary for the board of directors to substitute another person for the nominee, we will vote your shares for that other person.

With the exception of Mr. Lorber and Mr. O’Riordan, the nominees for director are now members of the board of directors. The directors and director nominees have provided the following information about themselves as of August 31, 2006:

Directors and Director Nominees

Ernest R. Johnson
Age:	55
Director Since:	2006
Principal Occupation:	Chief Executive Officer of Cutter & Buck Inc.
Business Experience:

Mr. Johnson has over thirty years of experience in operations, accounting and finance. From November 2002 to March 2006, Mr. Johnson was Senior Vice President, Chief Financial Officer and Corporate Secretary of Cutter & Buck. From 1996 to 2002, he was Senior Vice President, Chief Operating Officer and Chief Financial Officer with Washington Mutual, Inc., Commercial Banking Division. From 1993 to 1996, he was Senior Vice President and Chief Financial Officer with West One Bank-Washington. Between 1976 and 1993 he held various chief financial officer and senior level positions with Bank of America (formerly Rainier Bancorp/Security Pacific). Mr. Johnson has a bachelor’s degree in accounting and information systems from Washington State University.

Henry L. (Skip) Kotkins, Jr.
Age:	57
Director Since:	2002
Principal Occupation:	Chairman & Chief Executive Officer, Skyway Luggage Company
Business Experience:

Mr. Kotkins has over thirty years of experience in the wholesale industry. Since 1980, he has served as Chief Executive Officer and President of Skyway Luggage Company, a private company that produces travel products. He was Vice President of that company from 1974 to 1980, and Director of Planning from 1971 to 1974. He is actively involved with numerous non-profit organizations, including Temple DeHirsch Sinai, Fred Hutchinson Cancer Research Center, Travelgoods Association and the Washington Council on International Trade. Mr. Kotkins is also a Trustee of the Pacific Northwest Association of Independent Schools and the National Association of Independent Schools. He is an advisor to the Industry Trade Advisory Committee (ITAC) to the U.S. Department of Commerce.

Other Directorships:	Director, Skyway Luggage; Director, ABM Industries, Inc. a public building services company; Executive Committee Member of Washington Council on International Trade (Chair 2000-2002).
David A. Lorber
Age:	28
Director Since:	N/A
Principal Occupation:	Director and Senior Investment Analyst at Pirate Capital LLC
Business Experience:

Mr. Lorber has been a Director and Senior Investment Analyst at Pirate Capital LLC since October 2003. Prior to joining Pirate Capital, Mr. Lorber was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from September 2001 to May 2003. Prior to that, Mr. Lorber held an Associate position at Cushman & Wakefield, Inc.

Other Directorships:	GenCorp Inc.
Larry C. Mounger
Age:	69
Director Since:	1990
Principal Occupation:	Chairman of Sunrise Identity Inc.
Business Experience:

Mr. Mounger has over forty years of experience in the garment industry. Since 1997, he has served as Chairman and Chief Executive Officer of Sunrise Identity Inc., a screen-printing and embroidery company. Between 1993 and 1995 he served as Chief Executive Officer, President and Director of Sun Sportswear, Inc., a public garment screen printer. From 1963 to 1993 he held various positions at Pacific Trail Inc., a private outerwear company, serving as Chairman and Chief Executive Officer from 1981 to 1993.

Other Directorships:	Director, Washington Law Foundation; Director, Bite Footwear, a private footwear company; Member of Advisory Board of the University of Washington School of Business Administration.
Thomas F. O’Riordan
Age:	50
Director Since:	N/A
Principal Occupation:	Executive Consultant
Business Experience:

Mr. O’Riordan has acted in an executive consulting and advisory capacity to the senior management team of Sports Brands International, a privately held manufacturer and retailer of branded footwear, apparel and accessories, and to other investment advisors and funds in the retail and consumer products sector. From 1998 to 2004, Mr. O’Riordan served in various executive management capacities with Fila Holding Company, a publicly traded company, ultimately serving as Chief Executive Officer of Fila Americas from 2003 to 2004. From 1995 until 1998, Mr. O’Riordan served as Director of Operations of Adidas America, a publicly traded manufacturer and retailer of branded athletic footwear, apparel and accessories. From 1988 to 1995, Mr. O’Riordan was President of Tom O’Riordan & Associates, a sales and marketing company focused on the athletic footwear, apparel and sporting goods industries. Mr. O’Riordan began his career in sales for Brooks Shoe Company. Mr. O’Riordan received his B.S. degree in Marketing and Management from Rider University.

Other Directorships:	Innovo Group, Inc.

Douglas G. Southern
Age:	63
Director Since:	2002
Principal Occupation:	Chairman of the Board
Business Experience:

Mr. Southern has over forty years of experience in business administration and accounting. From 1990 to 1999, he was Senior Vice President & Chief Financial Officer, Immunex Corporation (now Amgen, Inc.). From 1985 to 1990, he was Senior Vice President and Chief Financial Officer for Pay ‘N Pak Stores, Inc. From 1979 to 1985, he served as Audit Partner with Arthur Young & Company (now Ernst & Young). From 1975 to 1979, he was Vice President and Corporate Controller of Coca Cola Bottling Company of Los Angeles. Between 1965 and 1975, Mr. Southern was an auditor with Arthur Young & Company (now Ernst & Young).

Other Directorships:	Audit Committee Chair and Director of Seattle Genetics, Inc., a public biotechnology company that discovers and develops monoclonal antibody-based drugs to cancer and related diseases.
Whitney R. Tilson
Age:	39
Director Since:	2004
Principal Occupation:	Managing Partner, T2 Partners Management LP.
Business Experience:

Mr. Tilson is the founder and co-manager of three value-oriented private investment partnerships, T2 Accredited Fund, LP, Tilson Offshore Fund, Ltd. and T2 Qualified Fund, L.P. and of the Tilson Mutual Funds. His is co-founder and co-Editor-in-Chief of Value Investor Insight, an investment newsletter; and is the co-founder and Chairman of the Value Investing Congress, an investment conference. Mr. Tilson currently authors a column on value investing for the Financial Times, has written for the Motley Fool and TheStreet.com, and teaches financial statement analysis and business valuation for the Dickie Group. Mr. Tilson was the co-founder and Executive Director of the Initiative for a Competitive Inner City, was a founding member for Teach for America and spent two years as a consultant at The Boston Consulting Group. Mr. Tilson received an MBA with High Distinction from The Harvard Business School, where he was a Baker Scholar, and graduated magna cum laude from Harvard College, with a bachelor’s degree in Government.

Other Directorships:

Vice Chairman of the board of KIPP Academy, which operates four charter schools in New York City; member of the board of the Fistula Foundation, which supports the Addis Ababa (Ethiopia) Fistula Hospital; member of the Board of Education Reform Now Advocacy Committee.

James C. Towne
Age:	63
Director Since:	1997
Principal Occupation:	Chairman and CEO, Greenfield Holdings, LLC
Business Experience:

Since 1995, Mr. Towne has served as the chairman of Greenfield Holdings, LLC, a real estate remediation and development company. Mr. Towne became managing member of Greenfield Holdings, LLC in 2000. Since 2003, he has served as Chairman, Chief Executive Officer and managing member of Snohomish Delta Partners, LLC. From 1982 to 1995, he was Chief Executive Officer, President or Chairman of various companies, including Osteo Sciences Corporation, Photon Kinetics, Inc., MCV Corporation, Metheus Corporation and Microsoft Corporation. Mr. Towne is also involved with numerous community and volunteer organizations, was a founder of the Fred Hutchinson Cancer Research Center Emergency Response Team and is a member of the Executive Board and Vice President of Governance for Chief Seattle Council.

Other Directorships:	Director of Net-Inspect LLC, a private technology company.

The board of directors recommends that you vote FOR the reelection of Ernest R. Johnson as a director, FOR the reelection of Henry L. (Skip) Kotkins, Jr. as a director,  FOR the election of David A. Lorber as a director, FOR the reelection of Larry C. Mounger as a director, FOR the election of Thomas F. O’Riordan as a director, FOR the reelection of Douglas G. Southern as a director FOR the reelection of Whitney R. Tilson as a director, and FOR the reelection of James C. Towne as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee
Number of Members:	3
Members:	James C. Towne (Chair) Larry C. Mounger Douglas G. Southern
Number of Meetings in Fiscal 2006:	8
Functions:	Selects independent public accountants to audit our financial books and records.
Reviews and approves the scope of their audit, and reviews their independence and performance.
Reviews accounting practices, financial structure, and financial reporting, including the results of the annual audit and the review of quarterly interim financial statements.
Reviews annually the scope of the Audit Committee Charter.
Reports to the board of directors about these matters.
Compensation Committee
Number of Members:	3
Members:	Larry C. Mounger (Chair) Henry L. (Skip) Kotkins, Jr. Whitney R. Tilson
Number of Meetings in Fiscal 2006:	4
Functions:	Establishes the salaries and any bonus awards for our executive officers.
Considers and makes recommendations on our executive compensation plans to the board of directors.
Administers our stock option plans and makes grants of stock options, restricted stock and stock appreciation rights.
Corporate Governance, Nominating and Succession Committee
Number of Members:	3
Members:	Henry L. (Skip) Kotkins, Jr. (Chair) James C. Towne Whitney R. Tilson
Number of Meetings in Fiscal 2006:	2
Functions:	Makes recommendations on the nominations or elections of directors and officers.
Reviews the size and composition of the board of directors.
Considers recommendations by shareholders for nominees for director submitted to our Secretary.

CORPORATE GOVERNANCE

General.   The Board is committed to good principles of corporate governance evidenced by our Corporate Governance Quotient (“CGQ”), as determined by Institutional Shareholder Services (“ISS”). As of August 24, 2006, the Company’s CGQ, based on 63 corporate governance variables, is better than 97.4% of the companies in the CGQUniverse and 83.3% of the companies in the consumer durables & apparel group.

Independence.   The NASDAQ Global Market listing standards and the Securities and Exchange Commission regulations require a majority of the members of the Board of Directors to be independent as determined by the Board of Directors. The Board of Directors has determined that all members of our Board of Directors, except for Mr. Johnson, are independent as defined by Securities and Exchange Commission Rules. Additionally, all current members of our Audit Committee, Compensation Committee and Corporate Governance, Nominating and Succession Committee are independent.

Communications with the Board.   Any shareholder who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Secretary, Cutter & Buck Inc., 701 N. 34th Street, Suite 400, Seattle, WA 98103. Communications should be sent by overnight or certified mail, return receipt requested. Any such communication will be submitted by the Secretary to the individual Director to whom it is addressed. All communications directed to the Audit Committee that relate to questionable accounting or auditing matters involving the company will be promptly and directly forwarded to the Audit Committee. Communications with the Board of Directors regarding recommendations of individuals for consideration by the Corporate Governance, Nominating and Succession Committee to become nominees for election to the Board of Directors must be made in accordance with the Director Nomination Policy described below.

Corporate Governance Guidelines.   The Company has adopted Corporate Governance Guidelines to assist the Board of Directors in fulfilling its responsibility to the shareholders to oversee the work of management and the Company’s business results. These guidelines assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Corporate Governance Guidelines are available on the investor relations section of our website at www.cutterbuck.com. You may request a printed copy of the Corporate Governance Guidelines, at no cost, by writing us at: Cutter & Buck Inc., 701 N. 34th Street, Suite 400, Seattle, WA 98103, Attn: Investor Relations.

Code of Ethics.   The Company has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available on the investor relations section of our website at www.cutterbuck.com. You may request a printed copy of the Code of Ethics, at no cost, by writing us at: Cutter & Buck Inc., 701 N. 34th Street, Suite 400, Seattle, WA 98103, Attn: Investor Relations. In the event of an amendment to, or a waiver from, a provision of our Code of Ethics that applies to any of our directors or officers, we intend to promptly publicly disclose such information.

Director Compensation.   The following fees are paid to directors who are not officers or employees:

Annual board of directors retainer	$20,000
Additional Annual Chairman retainer	$25,000
Chairman Attendance for each board of directors meeting	$3,000
Attendance for each board of directors meeting	$2,000
Attendance for each non-audit committee meeting	$1,000
Attendance for each audit committee meeting	$2,000

In addition, each director who is not an officer or employee is to receive an annual option grant to purchase 7,500 shares of our common stock at the fair market value of the common stock on the date of grant, and a quarterly $350 clothing allowance towards the purchase of Cutter & Buck clothing at the same discount afforded to employees. One of our nonemployee directors also participated in the Company’s medical insurance plan during fiscal 2006 and two nonemployee directors are participating in the plan in fiscal 2007. Nonemployee directors who participate in the plan pay the full cost of their premiums, and the Company does not incur additional costs related to the directors’ participation.

All directors are entitled to reimbursement for expenses incurred in traveling to and from board meetings.

In December 2005, management identified an error in its calculation of capacity remaining under the Company’s 1995, 1997, and 1999 Nonemployee Director Stock Option Plans (the “Plans”) following a stock split in June of 1999. In discovering this error, it was determined that, commencing in October 2003, the Company had insufficient remaining capacity under the Plans to grant directors the 7,500 share annual option grant described above. Accordingly, in December 2005, all outstanding director options that were issued in excess of capacity under the Plans were cancelled and the affected directors were provided with cash payments equal to the fair value of the canceled portion of those options, as determined using the Black-Scholes option pricing model as of the cancellation date.

The following table summarizes the options cancelled and cash payments made to each director:

Name	Options Cancelled	Cash Payments Received
Henry L. (Skip) Kotkins, Jr.	8,697	$51,910
Larry C. Mounger	8,697	51,910
Douglas G. Southern	8,697	51,910
Whitney R. Tilson	8,420	50,027
James C. Towne	8,697	51,910
	43,208	$257,667

Board Meetings.   The Board of Directors met twelve times during fiscal 2006. All of the directors and director nominees attended more than 75% of the combined board of director and committee meetings held during fiscal 2006. The Company does not maintain a formal policy regarding director attendance at annual shareholder meetings; however, the Company encourages directors to attend the annual meeting of shareholders. Six directors attended the Company’s 2005 annual meeting of shareholders.

Board Committees.   The Board of Directors has designated three standing committees. The Audit Committee, the Compensation Committee and the Corporate Governance, Nominating and Succession Committee each operate under a written charter that is available for review on the investor relations section of our website at www.cutterbuck.com. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2006, are described below.

Audit Committee.   The Audit Committee, established in accordance with the regulations adopted by the Securities and Exchange Commission, is composed of Messrs. Towne, Mounger and Southern. The Board of Directors has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements of the NASDAQ Global Market as currently in effect. The Board has also determined that Mr. Southern qualifies as an audit committee financial expert as defined in regulations adopted by the Securities and Exchange Commission. A description of the functions performed by the Audit Committee and Audit Committee activity is set forth below in Report of the Audit Committee. The Audit Committee met eight times in fiscal 2006.

Compensation Committee.   The Compensation Committee is composed of Messrs. Mounger, Kotkins and Tilson. All members of the Compensation Committee have been determined to be independent by the Board of Directors in accordance with the NASDAQ Global Market listing standards and the Securities and Exchange Commission rules. The Compensation Committee determines compensation for the Company’s executives and administers the Company’s stock and option programs. For additional information about the Compensation Committee, see Compensation Committee Report on Executive Compensation, set forth below. The Compensation Committee met four times in fiscal 2006.

Corporate Governance, Nominating and Succession Committee.   The Corporate Governance, Nominating and Succession Committee is composed of Messrs. Kotkins, Tilson and Towne. All members of the Corporate Governance, Nominating and Succession Committee have been determined to be independent by the Board of Directors in accordance with the NASDAQ Global Market listing standards and the Securities and Exchange Commission rules. The Corporate Governance, Nominating and Succession Committee develops and recommends corporate governance guidelines and standards for business conduct and ethics, identifies individuals qualified to become board members, and makes recommendations regarding nominations of directors. The Corporate Governance, Nominating and Succession Committee will consider individuals recommended by shareholders for nomination as director in accordance with the procedures described under Director Nomination Policy described below. The Corporate Governance, Nominating and Succession Committee also oversees the annual self-evaluations of the Board and its committees and makes recommendations concerning size, structure, composition and membership of the Board of Directors and its committees. The Corporate Governance, Nominating and Succession Committee met two times during fiscal 2006.

Director Nomination Policy.   The Corporate Governance, Nominating and Succession Committee is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. The Committee has identified certain qualifications that a director nominee must possess before it recommends said nominee for a position on the board of directors. The Committee believes that nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of all shareholders. In addition, the Committee considers the judgment, skill, diversity, experience with businesses and other organizations, the interplay of the candidate’s experience with the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Our two new director nominees, Mr. Lorber and Mr. O’Riordan, were recommended by a security holder. In fiscal year 2006, the Committee did not pay any fees to third parties for assistance in identifying potential candidates.

The Committee will consider the qualifications of director candidates put forth by shareholders. There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. Nominations by shareholders of record may be made at any annual meeting of shareholders, provided that notice is delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at 701 North 34th Street, Suite 400, Seattle Washington 98103. The written notice must be received by the Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs.

To be in proper form, the written notice must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), and the rules and regulations promulgated thereunder, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Compliance with Section 16(a) of the Exchange Act.   Based on our records and other information, Cutter & Buck believes that all SEC filing requirements applicable to its directors and officers were complied with for fiscal 2006 except that Larry C. Mounger filed a Form 4 on May 31, 2005 to report a stock option exercise on May 19, 2005 and James C. Towne filed a Form 4 on January 13, 2006 to report shares acquired between April 12, 2004 and January 6, 2006 under a broker-administered dividend reinvestment program.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. Towne, Mounger and Southern. Each member of the Audit Committee has been determined by the Board of Directors to be an “independent” director as defined under NASDAQ Global Market listing standards and the Securities and Exchange Commission regulations. In addition, the Board has selected directors for the Audit Committee based on the Board’s determination that they are financially literate, fully qualified to monitor management and our internal accounting operations and the independent auditors, and fully qualified to monitor the disclosures of the Company so that they fairly present the Company’s financial condition and results of operations. The Company has determined that Douglas G. Southern qualifies as an “audit committee financial expert” as that term is defined by Securities and Exchange Commission regulations.

The Audit Committee operates under a written charter adopted and approved by our Board of Directors. A copy of that charter is available on the investor relations section of our website at www.cutterbuck.com.

Management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, report to the Audit Committee, and are responsible for performing an independent audit of the Company’s consolidated financial statements and management’s assessment of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent auditors have full access to the Audit Committee. These auditors meet with the Audit Committee during at least one of the Audit Committee’s regularly scheduled quarterly meetings, with and without management being present, to discuss appropriate matters.

The following table summarizes the aggregate fees billed to the Company by Ernst & Young for fiscal years ended April 30, 2006 and 2005:

	2006	2005
Audit fees(1)	$822,000	$732,500
Audit-related fees(2)	30,000	—
Tax fees(3)	62,000	175,000
All other fees(4)	2,500	2,500
	$916,500	$910,000

       (1) Audit fees are for the audits of the Company’s annual financial statements and its internal control report and reviews of the Company’s quarterly financial statements.

       (2) Audit-related fees are for accounting advisory services related to accounting standards and policies.

       (3) Tax fees billed in 2006 and 2005 were for federal, state, local, and international income tax compliance; federal income tax audit assistance; and tax planning services.

       (4) All other fees during 2006 and 2005 were for subscription to online accounting research tool.

Pre-Approval Policies and Procedures.   All of the services performed by Ernst & Young LLP in fiscal 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditors may perform. The policy requires that the Committee pre-approve all audit and non-audit services (including internal control-related services) provided by the independent auditor. In addition, the Company will not engage the independent auditor for services billed on a contingent fee basis. The approval of these audit and permitted non-audit services may be given at any time, up to a year before commencement of the specified service. While retaining the authority to pre-approve these services, the Committee also has delegated pre-approval authority to each member of the Audit Committee, provided any use of this authority is reported to the Committee at its next scheduled meeting.

Auditor Independence.   During fiscal 2006, the Audit Committee met and held discussions with management and Ernst & Young. The Audit Committee reviewed and discussed with Cutter & Buck management and Ernst & Young the audited financial statements contained in our annual report on Form 10-K for the fiscal year ended April 30, 2006. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Ernst & Young submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed such independence with Ernst & Young.

Based on the reviews and discussions above, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended April 30, 2006 be included in our annual report on Form 10-K.

The Audit Committee has considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is not compromised by the provision of those non-audit services.

The Audit Committee has recommended that Ernst & Young be retained as the Company’s independent auditors for the fiscal year ending April 30, 2007.

August 10, 2006	AUDIT COMMITTEE:
James C. Towne (Chair)
Larry C. Mounger
Douglas G. Southern

PROPOSAL FOR APPROVAL OF 2006 EQUITY INCENTIVE PLAN
(Proposal 2 on the Proxy Card)

The Company has granted stock options to its employees and non-employee directors under the 1995 Employee Stock Option Plan, 1995 Non-Employee Director Stock Incentive Plan, 1997 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Prior Plans”). The shareholders are being asked to vote on a proposal to approve the adoption of the Cutter & Buck Inc. 2006 Equity Incentive Plan (the “Incentive Plan”) to enable the Company to continue its practice of granting equity as one element of its compensation program. In addition, the new Incentive Plan will allow the Company to:

•       issue different types of equity-based compensation including those intended to be “performance-based,” as described below; and

•       update plan language to address developments since the last plan was adopted.

The Incentive Plan was approved by the Board of Directors on August 10, 2006, subject to the approval of the shareholders, and will become effective upon its adoption by the shareholders. As stated above, the Company established the Incentive Plan as a successor to the Prior Plans.

The following is a summary of the Incentive Plan, a complete copy of which has been filed with the Securities and Exchange Commission as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Participants.   Eligible participants include the Company’s:

•  employees;

•  consultants; and

•  non-employee directors

Purposes.   The principal purpose of the Incentive Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by:

•  encouraging participants to focus on critical long-range objectives;

•  encouraging the attraction and retention of employees, consultants and non-employee directors with exceptional qualifications; and

•  aligning participants interest with shareholder interests through stock ownership.

Administration.   The Compensation Committee of the Company’s Board of Directors will administer the Incentive Plan with respect to awards granted to employees and consultants thereunder and the Corporate Governance, Nominating and Succession Committee will administer the Incentive Plan with respect to awards granted to non-employee directors thereunder.

Awards.   The types of awards that may be made under the Incentive Plan are:

•       options to purchase shares of Common Stock (both incentive stock options and nonqualified stock options);

•       stock appreciation rights;

•       unrestricted shares of Common Stock;

•       restricted shares of Common Stock;

•       share units; and

•       performance units.

Share Limits.   There is a limit on the total number of shares of Common Stock that may actually be granted pursuant to options, stock appreciation rights, unrestricted shares, restricted shares or share units awarded under the Incentive Plan. That aggregate number may not exceed:

•       600,000 shares; plus

•       the remaining 352,082 shares that were available for issuance under the Prior Plans as of August 10, 2006.

Additionally, there is a further sublimit on the total number of shares of Common Stock that may actually be granted pursuant to unrestricted shares, restricted shares and share units awarded under the Incentive Plan. That sublimit is 300,000 plus the remaining 42,707 shares that were available for issuance under the Prior Plans as of August 10, 2006.

There are also limits on the awards that may be granted under the Incentive Plan to any participant in a single fiscal year as follows:

•       no participant may receive options to purchase more than 50,000 shares of the Company’s Common Stock, except that options granted to a new employee may not exceed 100,000 shares;

•       no participant may receive more than 50,000 stock appreciation rights, except that stock appreciation rights granted to a new employee may not exceed 100,000 shares;

•       no participant may receive more than 50,000 unrestricted shares of Common Stock, except that unrestricted shares granted to a new employee may not exceed 100,000 shares;

•       no participant may receive more than 50,000 restricted shares, except that restricted shares granted to a new employee may not exceed 100,000 shares;

•       no participant may receive more than 50,000 share units; and

•       no participant may receive more than $500,000 in performance units.

Options.   Options may be incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code or nonqualified stock options not designed to qualify for favorable tax treatment. Each option agreement will specify the date or event when all or any installment of the option is to become exercisable. The Company has historically granted options with a four-year vesting period. The option agreement will also specify the term of the option; provided that the term of an option that is intended to qualify as an incentive stock option will in no event exceed ten years from the date of grant. An option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service as an eligible Incentive Plan participant.

The exercise prices of options may not be less than 100% of the fair market value of Common Stock on the date of grant. Options may not be repriced.

At the Committee’s discretion, the exercise price of an option may be paid with:

•       cash;

•       cash equivalents;

•       swapping outstanding shares of Common Stock;

•       the cashless exercise method through a broker; and

•       a pledge of shares to a broker.

Stock Appreciation Rights.   The Committee may grant stock appreciation rights with such terms and conditions as may be determined by the Committee. Each grant will be evidenced by a stock appreciation rights agreement, which will specify the number of shares of Common Stock to which the right pertains. The stock appreciation rights agreement will also specify the exercise price, the date when all or any installment is to become exercisable and the term of the stock appreciation right. The stock appreciation rights agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service as an eligible Incentive Plan participant. Stock appreciation rights may be awarded in combination with options, and such an award may provide that the stock appreciation rights will not be exercisable unless the related options are forfeited.

At the Committee’s discretion, upon exercise of a stock appreciation right, the participant (or any person having the right to exercise the right after his or her death) shall receive:

•       cash;

•       shares of Common Stock; or

•       a combination of both.

The exercise prices of stock appreciation rights may not be less than 100% of the fair market value of Common Stock on the date of grant. Stock appreciation rights may not be repriced.

Unrestricted Shares.   The Committee may grant shares of Common Stock that have no restrictions. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Restricted Shares.   The Committee may grant shares of restricted stock with such terms and conditions as the Committee may determine. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Each award of restricted shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the restricted stock agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee.

The holders of restricted shares may have the same voting, dividend and other rights as the Company’s other shareholders as set forth in their restricted stock agreements. The restricted stock agreement may require that the holders of restricted stock invest any cash dividends received in additional restricted stock, which shall be subject to the same conditions and restrictions as the awards with respect to which the dividends were paid.

Units.   The Committee may grant share units and performance units with such terms and conditions as the Committee may determine. Share units are designated in shares of Common Stock and performance units are designated in a dollar amount of cash.

Each award of units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the unit agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee.

The holders of units will have no voting rights. Prior to settlement or forfeiture, any share unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the share unit is outstanding. Dividend equivalents may be converted into additional share units. To the extent converted into additional share units, dividend equivalents on unvested share units will vest according to the same vesting schedule that applies to the underlying share units. Settlement of dividend equivalents may be made in the form of:

•       cash;

•       shares of Common Stock; or

•       a combination of both.

At the discretion of the Committee, settlement of vested units may be made in the form of:

•       cash;

•       shares of Common Stock (unrestricted or restricted shares); or

•       any combination of both.

Performance Criteria/ Section 162(m).   Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any one of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.”

In order to be considered “qualified performance-based compensation,” (and to thus be exempt from the Code Section 162(m) deduction limitations), restricted shares, share units or performance units will be subject to vesting that is based on the performance of the Company or a business unit of the Company for a specified performance measurement period that equals or exceeds specified target performance criteria determined in advance by the Committee. Performane targets shall be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•       the Company’s shareholder return as compared to a comparator group determined by the Committee;

•       the trading price of the Company’s Common Stock;

•       the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities; or

•       the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities.

The Committee must identify the applicable performance criteria not later than the 90th day of the beginning of such performance measurement period or, before 25% of such performance measurement period has elapsed, if earlier. The Committee must certify in writing prior to payout that such conditions and any other material terms were in fact satisfied.

The descriptions of annual limits, the individuals eligible to participate in the Incentive Plan and this description of performance measures upon which awards may be conditioned are material terms of the Incentive Plan. Material terms are required to be disclosed to and approved by shareholders for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

Change in Control.   Award agreements under the Incentive Plan may provide that the vesting and exercisability of the awards will accelerate upon a change in control or a later termination of service without cause. Upon a change in control, the Committee may also make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding awards.

Federal Income Tax Consequences.   The tax consequences of the Incentive Plan are complex, and the following discussion deals only with general tax principles applicable to the Incentive Plan under federal law.

Incentive stock options are options which are subject to certain tax restrictions and which receive special tax treatment under the Internal Revenue Code. Options which do not qualify as incentive stock options are considered nonqualified stock options and thus do not qualify for such special tax treatment.

When the Committee grants an incentive stock option and when the participant exercises an incentive stock option and acquires Common Stock, the participant realizes no income and the Company can claim no deduction. (However, the differences between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the incentive stock option (a disqualifying disposition), any gain realized is considered compensation from the Company and taxed as ordinary income to the extent of the lesser of:

•       the spread between the option price and the fair market value of the stock at exercise (the spread), or

•       the difference between the sale price and the exercise price.

If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the participant realizes no income and the Company can claim no deductions. On exercise of a nonqualified stock option, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.

When the Committee grants a stock appreciation right, the participant realizes no income and the Company can claim no deduction. The cash or the fair market value of stock received on a stock appreciation right exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

Upon grant of unrestricted stock, the participant realizes ordinary income equal to the fair market value of the stock on the date of grant and the Company can generally claim a tax deduction for the same amount.

Grants of restricted stock are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse, unless the participant previously elected, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Section 83(b) of the Internal Revenue Code (a so-called Section 83(b) election). If the participant makes an 83(b) election, the Company receives a corresponding deduction. Any dividends received on restricted stock prior to the date the participant recognizes income on the stock are, to the extent not otherwise subject to restriction, taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

Grants of share or performance units are generally not taxable to participants at the time of grant, and the Company generally claims no deduction at that time. Following the completion of the performance measurement period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

New Plan Benefits.   The Committee has complete discretion to determine the number and amount of options, stock appreciation rights, unrestricted and restricted shares, and share units and performance units to be granted to participants, subject to the annual limitations described above. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Incentive Plan are not presently determinable.

Term, Termination and Amendment.   The Incentive Plan will remain in effect for a period of ten years from August 10, 2006, the date the Board adopted the Incentive Plan, unless earlier terminated by the Board. The Board may, at any time and for any reason, amend the Incentive Plan, provided that any such amendment will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

The board of directors recommends a vote FOR approval of the Cutter & Buck Inc. 2006 Equity Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
(Proposal 3 on the Proxy Card)

The board of directors, acting on the recommendation of the Audit Committee, has appointed the independent public accounting firm of Ernst & Young LLP to be our independent auditor for the fiscal year ending April 30, 2007. As in the past, the board of directors has determined that it would be desirable to request ratification of its appointment by the shareholders. If the shareholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the board of directors. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to shareholder questions.

The board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent auditors.

COMPENSATION COMMITTEE REPORT ON
FISCAL YEAR 2006 EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing the compensation for the Company’s Chief Executive Officer, President and other officers; approving compensation philosophies for the Company; and administering the Company’s stock-based compensation plans.

The committee is composed exclusively of independent, non-employee directors as defined by the rules of the Securities and Exchange Commission and the NASD.

Compensation Goals

The overall goal of the committee is to foster compensation policies and executive compensation practices that attract, engage, and motivate high caliber talent by offering a competitive pay and benefits program. We are committed to a total compensation philosophy and structure that recognizes superior performance, is fair and fiscally responsible, provides flexibility in responding to market factors and rewards and attracts highly skilled, experienced, and capable employees.

The essential elements of the company’s total compensation program include the following:

•       Overall average base salaries targeted at the 50th percentile of the companies with whom we compete for labor talent.

•       Overall compensation at a higher target for superior performers.

•       A benefits package that meets personal needs and is equal to, or better, than those with whom we compete for that talent.

•       Monetary and non-monetary incentive plans that motivate employees toward achieving and exceeding our business goals. Monetary plans are dependent on Company results, and the amount to each associate will depend on their specific performance.

Base Salaries

Base salaries for all officers were reviewed by the committee during fiscal year 2006. In evaluating salaries, the committee uses formal and informal compensation surveys of companies of similar size with whom we compete for labor talent and considers each officer’s contribution to team-building efforts and individual performance (measured against strategic management objectives such as sales growth, market position and increased brand identity) during the prior year. The types and relative importance of specific financial and other business objectives vary among the company’s officers depending on their positions and the particular operations or functions for which they are responsible.

Equity-Based Incentives

We have granted equity-based incentives to certain executives and employees since 1991. The compensation committee makes these grants to executives and employees whose performance is important to the company, and who are believed capable of significant contributions in the future. The size of previous option grants and the number of options currently held by an executive are also taken into account in determining the number of options granted by the committee. The objective of these awards is to align the interests of company executives with those of company shareholders since stock options produce value to executives only if the company’s stock appreciates in value.

Subject to the overall terms of our stock option plans, the committee determines the terms and conditions of options, including the exercise price. Our current plans require that options be granted at an exercise price at least equal to the fair market value of our common stock on the date of grant. Individual option awards have varied vesting periods and the committee uses the vesting terms to further its attraction and retention objective.

Our current plans also allow us to grant restricted stock and stock appreciation rights to officers and employees of the company and its subsidiaries. Over the past fiscal year 6,000 shares of restricted stock were awarded pursuant to the terms of our President’s letter agreement. No stock appreciation rights have been issued to date. In the future, the committee anticipates making more of its equity-based awards in the form of restricted stock as a better means of aligning the interests of employees with those of our shareholders.

Other Monetary Incentives

Bonuses under the annual incentive bonus plan are payable for the prior fiscal year following the completion of the fiscal year. Under the annual incentive bonus plan, each executive is eligible to receive an annual cash bonus from a cash bonus pool based upon the achievement of certain pre-tax, pre-restatement and pre-bonus earnings targets. Although the company did not meet its financial objectives for fiscal year 2006, the committee approved a bonus of $15,000 to one executive officer based upon the committee’s determination that a one-year term retention bonus was appropriate due to the executive officer assuming additional responsibilities in a key area of the company.

Compensation of the Chief Executive Officer and President

John T. Wyatt

In March 2006, John T. Wyatt resigned as our Chief Executive Officer and President. Following Mr. Wyatt’s resignation, the Company named Ernest R. Johnson as Chief Executive Officer and Kaia L. Akre as President.

Ernest R. Johnson

On March 7, 2006, Cutter & Buck entered into an Employment Agreement with Ernest R. Johnson, to be effective March 9, 2006. Under the terms of the Agreement, Johnson will initially serve as the Chief Executive Officer of Cutter & Buck until July 31, 2007, unless earlier removed. The Agreement provides that Johnson will receive an annual base salary of $400,000 along with such incentive compensation as may be determined by the Compensation Committee of the Company’s Board of Directors. Finally, upon any termination of Johnson’s employment by Cutter & Buck without cause, or by Johnson for good reason, the Agreement calls for Cutter & Buck to pay to Johnson an amount equal to twelve months of his then-current base salary in exchange for Johnson’s compliance with certain noncompetition covenants. Mr. Johnson is also party to a change in control agreement. The agreement obligates the Company to make a lump sum payment equal to one hundred fifty percent (150%) of his then-current annual base salary if he is terminated or if he resigns under certain circumstances, both in connection with a change in control transaction. In connection with the change in control agreement, Johnson signed a Confidentiality and Noncompetition Agreement.

Kaia L. Akre

On March 7, 2006, Cutter & Buck appointed Kaia Akre to the position of President, to be effective March 9, 2006. Under the terms of this appointment, Ms. Akre will receive an annual salary of $292,000, along with such incentive compensation as may be determined by the Compensation Committee of the Company’s Board of Directors. On March 7, 2006, Cutter & Buck entered into a letter agreement with Ms. Akre which amends certain portions of the existing change in control agreement between Ms. Akre and the Company dated January 2, 2006 (collectively, the “Akre Agreement”). Under the terms of the Akre Agreement, and conditioned upon the occurrence of the termination of Ms. Akre’s employment with the Company in connection with certain changes in control of the Company, Cutter & Buck may be obligated to pay Ms. Akre an amount equal to one hundred twenty-five percent (125%) of her then-current annual base salary. In exchange for any such payment, Akre would be required to comply with certain noncompetition convenants for a period of twelve months following her termination.

Dated: August 10, 2006	COMPENSATION COMMITTEE:
Larry C. Mounger (Chair);
Henry L. (Skip) Kotkins, Jr.;
Whitney R. Tilson

STOCK PRICE PERFORMANCE

The following graph compares the cumulative total return of our common stock, the NASDAQ Stock Market-U.S. Index and the NASDAQ Non-Financial Index. The cumulative total return of our common stock assumes $100 invested on April 30, 2001 in Cutter & Buck Inc. common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CUTTER & BUCK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX

*                    $100 invested on 4/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending April 30.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position
Ernest R. Johnson	55	Chief Executive Officer
Kaia L. Akre	42	President
Michael Gats	47	Chief Financial Officer, Vice President and Corporate Secretary
Jon P. Runkel	49	Vice President, Global Sourcing and Distribution
Julie Snow	37	Vice President, Design and Merchandising
Brian C. Thompson	38	Vice President and General Manager, Golf, Corporate, International/Domestic Licensing
Theresa S. Treat	49	Vice President, Human Resources

The biographies of the executive officers who are not directors are as follows:

Kaia L. Akre, President, joined Cutter & Buck in January 2006. Ms. Akre has an extensive background in the apparel industry. From January 2006 to March 2006, Ms. Akre was Vice President, Marketing at Cutter & Buck. From 1993 to 2005, she held a variety of positions at Nordstrom, Inc. in the areas of creative resources, strategic planning and brand marketing. Her last position at Nordstrom was Design Services Director. Ms. Akre earned a bachelor’s degree in Communications from Washington State University.

Michael Gats, Chief Financial Officer, Vice President and Corporate Secretary, joined Cutter & Buck in 1999. Mr. Gats has over 24 years experience in accounting and finance. Mr. Gats became Chief Financial Officer in March 2006. Prior to being named Chief Financial Officer, he served as Director of Retail Finance, Controller and Director of Reporting and Analysis. Before joining Cutter & Buck, Mr. Gats was Chief Financial Officer at a privately held manufacturing and distribution company, Director of Finance at a Seattle-based apparel company and spent ten years in public accounting with KPMG. He received a Bachelors degree in business with a major in accounting from Gonzaga University.

Jon P. Runkel, Vice President, Global Sourcing and Distribution, joined Cutter & Buck in 1995 as Director of Operations. Mr. Runkel has over 30 years experience in apparel manufacturing, engineering and distribution. In 1996, as Director of Operations, he oversaw the creation of the Company’s Distribution Center and Embroidery Operations. Since 1995, he has been responsible for global sourcing, quality assurance, international business and embroidery operations. Prior to joining Cutter & Buck, he managed apparel manufacturing facilities and operations for various northwest apparel companies.

Julie Snow, Vice President, Design and Merchandising, joined Cutter & Buck in 1993. During her career at Cutter & Buck, Ms. Snow has served as Design Director for our Men’s & Women’s line, Women’s Inventory Manager, International & Licensed Merchandise Manager, and various other positions within the Products Group. Prior to that, Ms. Snow held positions in sales with Nordstrom and other retailers. She earned a B.A. in Clothing & Textiles from Seattle Pacific University and completed a two year program in Apparel Design & Services with Seattle Central Community College.

Brian C. Thompson, Vice President and General Manager, Golf, Corporate, International/Domestic Licensing, joined Cutter & Buck in 1996. Mr. Thompson has over fifteen years experience in sales and operations management. Mr. Thompson has managed the Company’s Corporate business unit since 2001. Between 1999 and 2000, he was Director of Operations. From 1996 through 1999, he held various management positions including Distribution Center Manager and Import Manager. Prior to joining Cutter & Buck, Mr. Thompson held management positions in logistics and distribution. Mr. Thompson earned a bachelor of arts degree with a focus on economics from the University of Washington.

Theresa S. Treat, Vice President, Human Resources, joined Cutter & Buck in 2002. Ms. Treat has over twenty years of experience in human resources and organizational development. From 2000 to 2001 she was Vice President of Human Resources at Onvia, Inc. From 1999 to 2000, she was Vice President of Human Resources at Pointshare, Inc. From 1996 to 1999, she served as the Human Resources Director at

Nextlink Communications, Inc. From 1990 to 1996, she was Director of Human Resources at Horizon Airlines. Ms. Treat also served as a labor negotiator for employees in the state of Alaska between 1983 and 1990. Ms. Treat has a master’s degree in labor and industrial relations and a bachelor’s degree in industrial and organizational psychology, both from the University of Illinois.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid or accrued to (i) all individuals that served as our Chief Executive Officer, (ii) our four most highly compensated executive officers other than the CEO, and (iii) our former Chief Operations Officer whose disclosure would have been provided but for the fact that he was not serving as an officer of Cutter & Buck at the end of the last completed fiscal year, (the “Named Executive Officers”) for employment services rendered to Cutter & Buck during the fiscal year ended April 30, 2006:

								Long-Term Compensation Awards
								Restricted	Securities
Name and Principal	Annual Compensation					Other Annual		Stock	Underlying		All Other
Position	Year	Salary		Bonus		Compensation		Awards	Options		Compensation
Ernest R. Johnson	2006	$242,426		$—		$—		$—	—		$539	(1)
Chief Executive Officer	2005	$215,582		$35,000		$—		$—	—		$414	(1)
	2004	$201,098		$40,000		$—		$—	26,714	(2)	$414	(1)
John T. Wyatt	2006	$448,076		$—		$218,846	(4)	$—	—		$350	(1)
Former Chief Executive	2005	$192,298	(3)	$75,000		$9,798	(5)	$281,000	89,047	(2)	$154	(1)
Officer and President	2004	$—		$—		$—		$—	—		$—
Brian C. Thompson	2006	$211,099		$—		$—		$—			$162	(1)
Vice President and	2005	$166,780		$18,000		$—		$—			$162	(1)
General Manager, Golf,	2004	$155,337		$25,229		$—		$—	6,113		$172	(1)
Corporate, International
Domestic Licensing
Julie Snow	2006	$194,242		$15,000		$—		$—	—		$162	(1)
Vice President, Design	2005	$143,100		$14,000		$—		$—	—		$162	(1)
and Merchandising	2004	$92,218		$35,366		$—		$—	3,000		$147	(1)
Michael Gats	2006	$169,339		$—		$—		$—	—		$275	(1)
Chief Financial Officer,	2005	$157,776		$16,000		$—		$—	—		$270	(1)
Vice President and	2004	$150,270		$34,866		$—		$—	13,357		$293	(1)
Corporate Secretary
Jon P. Runkel	2006	$164,509		$—		$—		$—	—		$270	(1)
Vice President, Global	2005	$154,201		$12,866		$—		$—	—		$270	(1)
Sourcing and Distribution	2004	$147,807		$19,605		$—		$—	8,905		$280	(1)
William B. Swint	2006	$240,394		$—		$—		$—	—		$142,326	(8)
Former Chief Operations	2005	$238,645		$—		$—		$—	—		$774	(1)
Officer and Vice President	2004	$149,918		$110,000	(6)	$10,700	(7)	$—	33,393	(2)	$648	(1)

        (1) Represents term life insurance premiums.

        (2) On October 19, 2005, the Company’s shareholders approved amendments to the Company’s option plans that allowed the Company to adjust outstanding awards so option holders would not be disadvantaged by the payment of the special cash dividend of $1.34 per share payable to shareholders on November 16, 2005. Accordingly, in order to preserve the economic value of the stock options, the Company increased the number of option shares and decreased the exercise price of the options listed in the above table and previously reported in the 2005 Proxy Statement. Those adjustments were made under a formula established by an outside compensation consultant and were designed to maintain the same economic value of the options that existed before the special dividend was implemented.

        (3) Mr. Wyatt commenced employment with the Company on December 11, 2004.

        (4) This amount includes $100,273 for temporary housing allowance and $112,169 for moving and relocation expenses based on the Employment Agreement between Mr. Wyatt and the Company dated as of December 11, 2004, and amended on July 5, 2005, plus $6,404 for club membership dues.

        (5) This amount includes $2,298 for country club membership dues and $7,500 for temporary housing allowance based on the Employment Agreement between Mr. Wyatt and the Company dated as of December 11, 2004, and amended on July 5, 2005.

        (6) This amount represents a $30,000 bonus payment and an $80,000 award (“Cash Award”) under the Company’s retention incentive program. Under this program, Mr. Swint received the Cash Award for service with the Company through October 31, 2004.

        (7) This amount represents a $10,700 payment for relocation expense reimbursement.

        (8) Mr. Swint terminated employment with the Company on March 6, 2005. Pursuant to terms of his termination agreement, Mr. Swint will receive $141,500 ratably over a six month period. Additionally, $826 represents term life insurance premiums.

Option Grants

Stock options were not granted to the Named Executive Officers during the fiscal year ended April 30, 2006.

Option Exercises and Fiscal Year-End Option Table

The following table sets forth certain information as of April 30, 2006 regarding options held by the Named Executive Officers:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at Fiscal Year End		at Fiscal Year End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ernest R. Johnson	8,000	$63,520	52,107	0	$448,091	$—
John T. Wyatt	—	$—	29,683	0	$—	$—
Brian C. Thompson	—	$—	6,262	0	$34,910	$—
Julie Snow	1,500	$13,845	0	0	$—	$—
Michael Gats	—	$—	37,289	0	$264,638	$—
Jon P. Runkel	13,000	$64,480	92,665	0	$329,226	$—
William B. Swint	20,000	$159,400	13,393	0	$105,939	$—

Equity Compensation Plans

The following table sets forth, as of April 30, 2006, information related to our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	606,208	$7.53	377,785
Equity compensation plans not approved by security holders(A)	46,786	3.53	—
Total	652,994	$7.24	377,785

    (A) On both November 15, 2002 and June 16, 2003, pursuant to the exemption provided in Section 4(2) of the Securities Act, the Company granted options to purchase shares of the Company’s common stock to newly hired executives. The options are exercisable at the closing prices of the Company’s common stock on the dates of grant, as adjusted for the impact of the special dividend paid in November 2005.

The options are exercisable for a period of 10 years, subject to earlier termination in the event of a change in the executive’s employment with the Company.

Subsequent Event

On June 8, 2006, our Compensation Committee approved the grant of restricted common stock awards to certain of our executive officers in the following amounts:

Name	Number of Shares
Kaia Akre	7,572
Michael Gats	5,874
Jon Runkel	4,830
Julie Snow	5,430
Brian Thompson	5,693
Theresa Treat	4,571

Under each of these grants, the vesting of Sixteen and Sixty-six hundredths percent (16.66%) of the granted shares is subject only to the continued employment of the recipient by Cutter & Buck and the vesting of Eighty-three and Thirty-four hundredths percent (83.34%) of the granted shares is subject to certain performance-related vesting contingencies. Specifically, the vesting of Forty-one and Sixty-seven hundredths percent (41.67%) of the granted shares is conditioned upon the achievement by the grant recipient of certain pre-established individual performance objectives, which may include, for example, achieving certain levels of growth within our sales channels during our fiscal year ending April 30, 2007. Similarly, the vesting of Sixteen and Sixty-seven hundredths percent (16.67%) of the granted shares is conditioned upon our achievement of at least Eighty percent (80%) of our pre-tax operating income target (the “Income Threshold”) during the fiscal year ending April 30, 2007, and the vesting of Twenty-five percent (25%) of the granted shares is conditioned upon our achievement of pre-tax operating income levels in excess of the Income Threshold, with each additional percentage point by which we surpass the Income Threshold resulting in the vesting of an additional Six Hundred Twenty-five thousandths percent (0.625%) of the total grant, up to a maximum of One Hundred Twenty percent (120%) of our pre-tax operating income target for the period.

Subject to the vesting contingencies described above, vesting under each of these grants will generally occur in three installments on May 1, 2007, May 1, 2008 and May 1, 2009. Notwithstanding the foregoing: (i) vesting under these grants will immediately terminate, and any unvested shares will be forfeited, on the termination of the grant recipient’s employment with Cutter & Buck; and (ii) all outstanding shares of restricted stock under these grants will generally vest immediately and any restrictions applicable to such stock will immediately lapse, in the event of a change in control of Cutter & Buck.

Employment, Severance and Change of Control Agreements

Severance Agreements

On March 6, 2006, Cutter & Buck entered into a Separation and Release Agreement with William B. Swint, the Company’s former Chief Operations Officer and Vice President. Under this agreement, the Company is paying Mr. Swint severance payments in an amount equal to his monthly base salary plus COBRA premiums through September 2006.

Change of Control Agreements

On March 7, 2006, Cutter & Buck entered into Change in Control Agreements with Brian C. Thompson, Julie Snow, Michael Gats, and Jon P. Runkel (the “Employees”). Under the terms of those Agreements, and conditioned upon the occurrence of the termination of their employment with Cutter & Buck in connection with certain changes in control of the Company, Cutter & Buck may be obligated to pay an amount equal to one hundred percent (100%) of their then current annual base salary. In exchange for any such payment, the Employees would be required to comply with certain noncompetition covenants for a period of twelve months following termination.

FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders by any of our shareholders (a) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at the annual meeting, and (b) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder’s notice must be in written form and must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or by record by the shareholder, (iii) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

To be included in our proxy materials mailed to shareholders pursuant to Rule 14a-8 of the Exchange Act, shareholder proposals to be presented at the 2007 annual meeting of shareholders must be received by us at our executive offices at 701 North 34th Street, Suite 400, Seattle, Washington 98103, to the attention of the Secretary, on or before May 26, 2007. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any of our shareholders (i) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders of record on the date for the determination of shareholders entitled to vote at the annual meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below. To be timely, a shareholder’s notice must be given to the Secretary and must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the annual meeting date was mailed to shareholders or other public disclosure of the annual meeting date was made, whichever first occurs. To be in proper form, a shareholder’s notice must be in written form and must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the name and record address of the shareholder, (c) the class or series and number of shares of our capital stock which are owned beneficially or of record by each shareholder, (d) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

OTHER MATTERS

As of the date of this proxy statement, management knows of no other business that will be presented for action at the annual meeting. If any other business requiring a vote of the shareholders should come before the annual meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,
Michael Gats Secretary

Seattle, Washington
September 11, 2006

APPENDIX A

Cutter & Buck Inc.

2006 Equity Incentive Plan

i

ii

Cutter & Buck Inc.
2006 Equity Incentive Plan

ARTICLE 1.   INTRODUCTION

The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by (a) encouraging Employees, Consultants and Non-Employee Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Consultants and Non-Employee Directors with exceptional qualifications and (c) linking Employees and Non-Employee Directors directly to shareholder interests through stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs) or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares or Units (including Share Units and Performance Units). The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements and, insofar as may be applicable to such Awards, the Plan shall be interpreted in a manner consistent with such requirements.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except their choice-of-law provisions).

ARTICLE 2.   ADMINISTRATION

2.1   Committee Composition.   The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board.

2.2   Committee Responsibilities.   The Committee shall (a) select the Employees, Consultants and Non-Employee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may only grant those Awards that either comply with the applicable requirements of Section 409A of the Code or do not result in the deferral of compensation within the meaning of Section 409A of the Code. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3   Committee for Non-Officer/Director Grants.   The Board may also appoint a secondary committee of the Board or a senior executive officer to administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.

ARTICLE 3.   SHARES AVAILABLE FOR GRANTS

3.1   Basic Limitation.   Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Options, SARs, Unrestricted Shares, Restricted Shares or Share Units awarded under the Plan shall not exceed (a) 600,000 plus (b) the additional shares of Common Stock described in Section 3.3 plus (c) the shares of Common Stock that, as of August 10, 2006, were available for issuance under the Company’s 1995 Employee Stock Option Plan, 1995 Non-Employee Director Stock Incentive Plan, 1997 Stock Incentive Plan, 1999 Non-Employee Director Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Prior Plans”) or that thereafter become available for issuance under the

Prior Plans in accordance with its terms as in effect on such date. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

3.2   Share Sub-limitations.   The aggregate number of Unrestricted Shares, Restricted Shares and Share Units awarded under the Plan shall not exceed (a) 300,000 plus (b) the additional shares described in Section 3.3.

3.3   Additional Shares.   If Restricted Shares are forfeited, then such Restricted Shares shall again become available for Awards under the Plan. If Options, SARs or Share Units are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under the Plan. If Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Units shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Sections 3.1 and 3.2 and the balance shall again become available for Awards under the Plan. If dividend equivalents are granted, then only the number of shares of Common Stock (if any) actually issued with respect to such rights shall reduce the number available under Sections 3.1 and 3.2. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan shall be available for subsequent Awards under the Plan. The foregoing notwithstanding, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares, Unrestricted Shares or other shares of Common Stock are forfeited.

ARTICLE 4.   ELIGIBILITY

4.1   Grants.   Employees, Consultants and Non-Employee Directors shall be eligible for the grant of NSOs, SARs, Unrestricted Shares, Restricted Shares, Share Units or Performance Units.

4.2   Incentive Stock Options.   Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5.   OPTIONS

5.1   Stock Option Agreement.   Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2   Number of Shares.   Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 11. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 50,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3   Exercise Price.   Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.4   Exercisability and Term.   Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5   Modification or Assumption of Options/No Repricing.   Within the limitations of the Plan, the Committee may modify Options, or assume outstanding options granted by another issuer, provided that no Option shall be repriced. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6.   PAYMENT FOR OPTION SHARES

6.1   General Rule.   The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

(a)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)   In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2   Stock Swap.   To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. If originally received pursuant to any Company benefit plan, shares of Common Stock swapped in payment of the Exercise Price must have been held by the Optionee for at least six months.

6.3   Exercise/Sale.   To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4   Exercise/Pledge.   To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

ARTICLE 7.   STOCK APPRECIATION RIGHTS

7.1   SAR Agreement.   Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2   Number of Shares.   Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 50,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

7.3   Exercise Price.   Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

7.4   Exercisability and Term.   Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.

7.5   Exercise of SARs.   Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.

7.6   Modification or Assumption of SARs/No Repricing.   Within the limitations of the Plan, the Committee may modify SARs, or assume outstanding stock appreciation rights granted by another issuer, provided that no SAR shall be repriced. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.   UNRESTRICTED SHARES

8.1   Unrestricted Stock.   The Committee may grant shares of Common Stock that have no restrictions. Such Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares which are granted to any Participant in a single fiscal year exceed 50,000, except that Unrestricted Shares granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not exceed 100,000 shares, subject to adjustment in accordance with Article 11.

8.2   Payment for Awards.   Unrestricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

ARTICLE 9.   RESTRICTED SHARES

9.1   Restricted Stock Agreement.   Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

9.2   Payment for Awards.   Restricted Shares may be awarded under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

9.3   Vesting Conditions.   Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:  (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group as determined by the Committee, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities.. The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 50,000, except that Restricted Shares granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not exceed 100,000 shares, subject to adjustment in accordance with Article 11.

If the participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Shares may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock that were being earned during the Performance Cycle. Alternatively, a Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

9.4   Voting and Dividend Rights.   The holders of Restricted Shares awarded under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Stock Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 10.   UNITS

10.1   Share and Performance Units.   Units may either be Share Units or Performance Units. Share Units are designated in shares of Common Stock and Performance Units are designated in a dollar amount of cash.

10.2   Agreement.   Each grant of Units under the Plan shall be evidenced by an Agreement between the recipient and the Company. Such Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Share Unit or Performance Unit Agreements entered into under the Plan need not be identical. Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.3   Payment for Awards.   To the extent that an Award is granted in the form of Share Units or Performance Units no cash consideration shall be required of the Award recipients.

10.4   Vesting Conditions.   Each Award of Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:  (a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group as determined by the Committee, (b) achievement of a specified percentage increase or quantitative level in the trading price of the Company’s Common Stock, (c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities, or (d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or division or other segment of the Company for which the participant has responsibilities.   The Committee shall determine such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 50,000, subject to adjustment in accordance with Article 11. In no event shall the dollar value of Performance Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed $500,000.

If the participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Units may be earned (a “Performance Cycle”) for any reason other than retirement, disability, or death, the participant shall forfeit all rights with respect to any Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of retirement, disability, or death, the participant shall be entitled to a prorated payment with respect to any Units that were being earned during the Performance Cycle. Alternatively, a Share Unit or Performance Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

10.5   Voting and Dividend Rights.   The holders of Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Plan may, at the Committee’s discretion as evidenced in the Unit Agreement, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach.

10.6   Form and Time of Settlement of Units.   Settlement of vested Units may be made in the form of (a) cash, (b) shares of Common Stock (Unrestricted Shares or Restricted Shares) or (c) any combination of both, as determined by the Committee. Methods of converting Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 11.

10.7   Creditors’ Rights.   A holder of Units shall have no rights other than those of a general creditor of the Company. Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit or Performance Unit Agreement.

ARTICLE 11.   PROTECTION AGAINST DILUTION

11.1   Adjustments.   Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a share dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of shares of Common Stock (whether in the form of securities or property); any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of shares of Common Stock; or a sale of all or substantially all the assets of the Company as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)    proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (E) the performance standards appropriate to any or all outstanding Awards, or

(b)   make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.

11.2   Dissolution or Liquidation.   To the extent not previously exercised, settled or assumed, Options, SARs, Share Units and Performance Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 12.   CHANGE IN CONTROL

Unless otherwise determined by the Committee at the time of grant and evidenced in an agreement pursuant to which Awards are granted, in the event of a Change in Control:

(a)    any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

(b)   the restrictions, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

However, payment of an Award shall not be accelerated unless the Change in Control also constitutes a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(2)(A)(v) of the Code.

ARTICLE 13.   LIMITATION ON RIGHTS

13.1   Retention Rights.   Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Non-Employee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee, Consultant or Non-Employee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).

13.2   No Rights to Awards; No Shareholder Rights.   No recipient shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of recipients. Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3   Regulatory Requirements.   Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.

13.4   Nontransferability.   Unless otherwise provided in an agreement for an Award, Awards shall not be transferable by a recipient of an Award except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA, and shall be exercisable during the lifetime of a recipient only by such recipient or his or her guardian or legal representative.

13.5   Section 409A.   If any provision of this Plan, an Award agreement, or a plan pursuant to which Awards are granted would cause compensation to be includable in a recipient’s income pursuant to Section 409A(a)(1)(A) of the Code, such provision shall be void, and the Plan, Award agreement, or such plan shall be amended retroactively in such a way as to achieve substantially similar economic results without causing such inclusion.

13.6   Unfunded Status of Awards.   The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a recipient pursuant to an Award, nothing contained in the Plan or any Award shall give any such recipient any rights that are greater than those of a general creditor of the Company.

13.7   No Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.8   Forfeiture For Cause.   Notwithstanding any other provision of this Plan to the contrary, if the recipient engages in conduct which constitutes Cause prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award, the Administrator (or its delegate) may:

(a)    rescind the exercise of any Option exercised during the period beginning 12 months prior to through 24 months after the recipient’s termination of employment or service with the Company or its Subsidiary and cancel all outstanding Awards within 24 months after the recipient’s termination of employment or service with the Company or its Subsidiary, and

(b)   demand that the recipient pay over to the Company the proceeds (less the recipient’s purchase price, if any) received by the recipient upon (i) the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the recipient’s termination of employment or service with the Company or its Subsidiary or (ii) the vesting of any Award within 12 months prior to through 24 months after the recipient’s termination of employment or service with the Company or its Subsidiary, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Company or its Subsidiary may have, the Company shall be entitled to set-off against the amount of any such proceeds any amount owed the recipient by the Company or its Subsidiary to the fullest extent permitted by law.

ARTICLE 14.   WITHHOLDING TAXES

14.1   General.   To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

14.2   Share Withholding.   To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 15.   FUTURE OF THE PLAN

15.1   Term of the Plan.   The Plan, as set forth herein, shall become effective, subject to approval by the Company’s shareholders, on the date the Board adopts the Plan and shall remain in effect for a period of 10 years unless earlier terminated under Section 15.2.

15.2   Amendment or Termination.   The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 16.   DEFINITIONS

16.1   “Award” means any award of an Option, a SAR, an Unrestricted Share, a Restricted Share, a Share Unit or a Performance Unit under the Plan, including dividend equivalent rights at the discretion of the Committee.

16.2   “Board” means the Company’s Board of Directors, as constituted from time to time.

16.3   “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

16.4   “Change in Control” means:

(a)    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)   The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c)    A change in the composition of the Board as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(d)   Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 25% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

16.5   “Code” means the Internal Revenue Code of 1986, as amended.

16.6   “Committee” means the Compensation Committee of the Company’s Board, with respect to Awards granted to Employees and Consultants and means the Corporate Governance, Nominating and Succession Committee of the Company’s Board with respect to Awards granted to Non-Employee Director; provided, however, that Board may, if it so chooses, retain authority to administer all or any part of the Plan and, to the extent the Board does so, references in the Plan to “Committee” shall mean and be references to the Board. The Committee shall at all times satisfy the provisions of Rule 16b-3, Section 162(m) of the Code and applicable NASD rules.

16.7   “Consultant” means a consultant or adviser who provides bona fide services to the Company or Subsidiary as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

16.8   “Company” means Cutter & Buck Inc., a Washington corporation.

16.9   “Employee” means a common-law employee of the Company or a Subsidiary.

16.10   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

16.11   “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

16.12   “Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by NASDAQ, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.

16.13   “ISO” means any Option intended to be and designated as an incentive stock option described in Section 422(b) of the Code.

16.14   “NSO” means a stock option not described in Sections 422 or 423 of the Code.

16.15   “Non-Employee Director” means a member of the Company’s Board who is not an Employee.

16.16   “Option” means an NSO or an ISO granted under the Plan and entitling the holder to purchase shares of Common Stock.

16.17   “Optionee” means an individual or estate who holds an Option.

16.18   “Participant” means an individual or estate who holds an Award.

16.19   “Performance Unit” means a bookkeeping entry representing the equivalent of one U.S. Dollar, as awarded under the Plan.

16.20   “Performance Unit Agreement” means the agreement between the Company and the recipient of a Performance Unit that contains the terms, conditions and restrictions pertaining to such Performance Unit.

16.21   “Plan” means this Cutter & Buck Inc. 2006 Equity Incentive Plan, as amended from time to time.

16.22   “Restricted Share” means a share of Common Stock awarded under the Plan, with such restrictions as set forth in the applicable Restricted Stock Agreement.

16.23   “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

16.24   “SAR” means a stock appreciation right granted under the Plan.

16.25   “SAR Agreement” means the agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.

16.26   “Service” means service as an Employee or Non-Employee Director.

16.27   “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

16.28   “Share Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

16.29   “Share Unit Agreement” means the agreement between the Company and the recipient of a Share Unit that contains the terms, conditions and restrictions pertaining to such Share Unit.

16.30   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

16.31    “Unit” means either a Share Unit or Performance Unit.

16.32    “Unrestricted Share” means a share of Common Stock awarded under the Plan.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED. WILL BE VOTED “FOR” THE PROPOSALS.
Please
												Mark Here For Address	☐
Change
SEE REVERSE SIDE

Please
												Mark Here For Comments	☐
SEE REVERSE SIDE

WITHHELD
		FOR	FOR ALL
ITEM 1.	ELECTION OF	☐	☐	ITEM 2.	APPROVAL	FOR	AGAINST	ABSTAIN	ITEM 3.	APPOINTMENT	FOR	AGAINST	ABSTAIN
	DIRECTORS				OF 2006 EQUITY INCENTIVE PLAN	☐	☐	☐		OF INDEPENDENT AUDITORS	☐	☐	☐

Nominees:

01	Ernest R. Johnson	05	Thomas F. O’Riordan
02	Henry L. (Skip) Kotkins, Jr.	06	Douglas G. Southern
03	David A. Lorber	07	Whitney R. Tilson	Choose MLinkSM for Fast, easy and secure 24/7 online access to your future
04	Larry C. Mounger	08	James C. Towne	proxy materials, investment plan statements, tax documents and more. Simply log
				on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-
Withheld for the nominees you list below: (Write that				step instructions will prompt you through enrollment.
nominee’s name in the space provided below.)

				COMBINED AREA MUST
				BE BLANK FOR
				COMBINED CARDS

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cbuk	OR	Telephone 1-866-540-5760	OR	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.cutterbuck.com
CONTROL NUMBER
RESTRICTED AREA
BAR CODE AREA RESTRICTED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CUTTER & BUCK INC.

The undersigned hereby appoints Michael Gats and Skip Kotkins and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cutter & Buck Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the company to be held on Thursday, October 19, 2006 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

You can now access your Cutter & Buck Inc. account online.

Access your Cutter & Buck Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Cutter & Buck Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC